Exhibit 5.1

Advocaten
Notarissen
Belastingadviseurs

Exhibit 5.1
To LyondellBasell Industries N.V. (the "Issuer") 4th Floor, One Vine Street W1J 0AH London United Kingdom		Claude Debussylaan 80 P.O.BOX 75084 1070 AB Amsterdam T +31 20 577 1771 F +31 20 577 1775

Date 1 June 2021		Gaby Smeenk E gaby.smeenk@debrauw.com T +31 20 577 1446

Our ref.	M37084932/1/74710354

Dear Sir/Madam,
Registration with the US Securities and Exchange Commission
of ordinary shares in the capital of the Issuer

1INTRODUCTION
I act as Dutch legal adviser (advocaat) to the Issuer in connection with the Registration.
Certain terms used in this opinion are defined in Annex 1 (Definitions).
2DUTCH LAW
This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.
3SCOPE OF INQUIRY
I have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a)A copy of:
(i)the Registration Statement;

(ii)the Proxy Statement;
(iii)the Long-Term Incentive Plan; and
(iv)the Global Employee Stock Purchase Plan.
(b)A copy of each Corporate Resolution.
(c)A copy of:
(i)the Issuer's deed of incorporation and the Issuer's current articles of association, as provided to me by the Chamber of Commerce (Kamer van Koophandel); and
(ii)the Trade Register Extract.
In addition, I have obtained the following confirmations on the date of this opinion:
(d)Confirmation by telephone from the Chamber of Commerce that the Trade Register Extract is up to date.
(e)Confirmation through eeas.europa.eu/topics/sanctions-policy/8442/consolidated-list-of-sanctions_en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Issuer is not included on any Sanctions List.
(f)
(i)Confirmation through https://insolventies.rechtspraak.nl; and
(ii)confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;
in each case that the Issuer is not registered as being subject to Insolvency Proceedings.
I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3 . My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4ASSUMPTIONS
I have made the following assumptions:
(a)
(i)Each copy document conforms to the original and each original is genuine and complete.
(ii)Each signature is the genuine signature of the individual concerned.
(iii)Each confirmation referred to in paragraph 3 is true.
(iv)The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(b)Each Corporate Resolution and each other resolution referred to in this opinion:
(i)has been duly adopted (including, in the case of a shareholders' resolution, by all persons entitled to vote on that resolution) and remains in force without modification; and
(ii)complies with the requirements of reasonableness and fairness (redelijkheid en billijkheid).
(c)
(i)At the time of each issue of Registration Shares or grant of rights to acquire Registration Shares:
(A)the Long-Term Incentive Plan and the Global Employee Stock Purchase Plan remain in full force and effect without modification; and
(B)the aggregate number of Registration Shares, or of any rights to acquire Registration Shares, that will be granted or issued under the Long-Term Incentive Plan and the Global Employee Stock Purchase Plan will not exceed the maximum number permitted under the Share Plan Authorisations and the Long-Term Incentive Plan and Global Employee Stock Purchase Plan.

(ii)
(A)Each grant of rights to acquire Registration Shares will be validly granted, accepted and exercised in accordance with the Long-Term Incentive Plan or the Global Employee Stock Purchase Plan; and
(B)each grant of rights to acquire Registration Shares will be valid, binding and enforceable against each party.
(iii)
(A)The issue by the Issuer of any Registration Shares or of any grant of rights to acquire Registration Shares will have been validly authorised; and
(B)any pre-emption rights in respect of each issue of Registration Shares or of any grant of rights to acquire Registration Shares will have been observed or validly excluded;
all in accordance with the Issuer's articles of association at the time of authorisation or of observance or exclusion.
(iv)The acquisition of any Registration Shares by the Issuer’s statutory directors shall comprise treasury shares held by the Issuer.
(v)The Issuer's authorised share capital at the time of each issue of Registration Shares and each grant of rights to acquire Registration Shares will be sufficient to allow for the grant or issue.
(vi)The Registration Shares will have been:
(A)issued in accordance with the Long-Term Incentive Plan or Global Employee Stock Purchase Plan and in the form and manner prescribed by the Issuer's articles of association at the time of issue; and
(B)otherwise offered, issued and accepted by their subscribers in accordance with the Long-Term Incentive Plan or Global Employee Stock Purchase Plan and all applicable laws (including, for the avoidance of doubt, Dutch law).
(vii)The nominal amount of each Registration Share and any agreed share premium will have been validly paid.

5OPINION
Based on the documents and investigations referred to and assumptions made in paragraphs 3 and 4 and subject to (i) any matters not disclosed to me (including force (bedreiging), fraud (bedrog), undue influence (misbruik van omstandigheden) or a mistake (dwaling), in connection with the issue of Registration Shares) and (ii) the qualifications in paragraph 6, I am of the following opinion:
(a)When issued, the Registration Shares will have been validly issued and will be fully paid and nonassessable1.
6QUALIFICATIONS
This opinion is subject to the following qualifications:
(a)This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.
(b)
(i)An extract from the Trade Register does not provide conclusive evidence that the facts set out in it are correct. However, under the 2007 Trade Register Act (Handelsregisterwet 2007), subject to limited exceptions, a legal entity or partnership cannot invoke the incorrectness or incompleteness of its Trade Register registration against third parties who were unaware of the incorrectness or incompleteness.
(ii)A confirmation from an Insolvency Register does not provide conclusive evidence that an entity is not subject to Insolvency Proceedings.

____________________________
1 In this opinion, “nonassessable” – which term has no equivalent in Dutch – means, in relation to a share, that the issuer of the share has no right to require the holder of the share to pay to the issuer any amount (in addition to the amount required for the share to be fully paid) solely as a result of his shareholdership.

7RELIANCE
(a)This opinion is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration and not for any other purpose. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.
(b)Each person accepting this opinion agrees, in so accepting, that:
(i)only De Brauw (and not any other person) will have any liability in connection with this opinion; and
(ii)the agreement in this paragraph 7(b)(ii) and all liability and other matters relating to this opinion will be governed exclusively by Dutch law and the Dutch courts will have exclusive jurisdiction to settle any dispute relating to this opinion.
(c)The Issuer may:
(i)file this opinion as an exhibit to the Registration Statement; and
(ii)refer to De Brauw giving this opinion in the Exhibit Index in the Registration Statement.
The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under article 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully, De Brauw Blackstone Westbroek N.V.

/s/Gaby Smeenk
Gaby Smeenk

Annex 1 – Definitions
In this opinion:
"Annual General Meeting 2021" means the Issuer's annual general meeting held on 28 May 2021.
"Board" means the Issuer's board of directors.
"Board Resolution" means the resolutions resolved upon by the Board at its meeting held on 25 February 2021, as evidenced by the minutes of this Board meeting formally adopted on 27 May 2021, including resolutions to:
(a)approve the establishment of the Global Employee Stock Purchase Plan and the Long-Term Incentive Plan; and
(b)grant rights to acquire the Registration Shares.
"Corporate Resolution" means each of the Board Resolution and the Shareholder Resolution.
"De Brauw" means De Brauw Blackstone Westbroek N.V.
"Dutch law" means the law directly applicable in the Netherlands.
"Global Employee Stock Purchase Plan" means the global employee stock purchase plan amended and restated by the Issuer's general meeting at the Annual General Meeting 2021.
"Issuer" means LyondellBasell Industries N.V., with seat in Rotterdam, the Netherlands, Trade Register number 24473890.
"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).
"Long-Term Incentive Plan" means the long-term incentive plan amended and restated by the Issuer's general meeting at the Annual General Meeting 2021.
"Ordinary Share" means an ordinary share (gewoon aandeel) with a nominal value of EUR 0.04 in the capital of the Issuer.

"Preventive Restructuring Processes" means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).
"Proxy Statement" means the proxy statement on form 14A dated 12 April 2021 in relation to the Annual General Meeting 2021.
"Registration" means the registration of the Registration Shares with the SEC under the Securities Act.
"Registration Shares" means up to (i) 8,000,000 Ordinary Shares to be issued by the Issuer pursuant to the Long-Term Incentive Plan and (ii) 3,000,000 Ordinary Shares to be issued by the Issuer pursuant to the Global Employee Stock Purchase Plan.
"Registration Statement" means the registration statement on form S-8 dated on or about 1 June 2021 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it).
"Sanctions List" means each of:
(a)each list referred to in:
(i)Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;
(ii)Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da'esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or
(iii)Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; and
(b)the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).
"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.
"Share Plan Authorisations" is defined in the definition of "Shareholder Resolution".
"Shareholder Resolution" means the following resolutions adopted by the Issuer's general meeting on 28 May 2021, as evidenced by a statement signed by the chairman and secretary of the Annual General Meeting 2021 and dated 28 May 2021, to:
(a)amend and restate the Long-Term Incentive Plan, which includes authorising the Board to issue Ordinary Shares or grant rights to acquire Ordinary Shares up to the number of Ordinary Shares authorised for issuance under the Long-Term Incentive Plan, and to exclude pre-emptive rights for shareholders in that regard, both for a period of five years from the Annual General Meeting 2021; and
(b)amend and restate the Global Employee Stock Purchase Plan, which includes authorising the Board to issue Ordinary Shares or grant rights to acquire Ordinary Shares up to the number of Ordinary Shares authorised for issuance under the Global Employee Stock Purchase Plan, and to exclude pre-emptive rights of shareholders in that regard, each for a period of five years from the date of the Annual General Meeting 2021, all authorisations under (a) and (b) together referred to as the "Share Plan Authorisations".
"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.
"Trade Register Extract" means a Trade Register extract relating to the Issuer provided by the Chamber of Commerce and dated 1 June 2021.